UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2008

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

(a)	On June 30, 2008, a Real Estate Purchase and Sale Agreement (the “Agreement”) was made and entered into by and among two wholly owned subsidiaries of Plum Creek Timber Company, Inc. (“Plum Creek”), as sellers, and The Nature Conservancy, a non-profit corporation of the District of Columbia, and the Trust for Public Land, a California nonprofit public benefit corporation, as purchasers. Under the terms of the Agreement, The Nature Conservancy and The Trust for Public Land agreed to purchase approximately 320,000 acres of western Montana timberland from the Plum Creek subsidiaries for a total purchase price of $510 million.

The purchasers will acquire the properties in three phases. Phase I, which includes approximately 175,000 acres at a purchase price of $200 million, is scheduled to close in December of 2008. Phase II includes about 67,000 acres at a purchase price of $200 million, and is scheduled to close in December 2009. Phase III includes approximately 78,000 acres at a purchase price of $110 million, and is scheduled to close in December 2010. In connection with the purchase and sale transaction, the parties have also entered into a fiber supply agreement providing for the supply of wood fiber to Plum Creek’s mill operations at market-based prices for a term of up to 15 years.

The purchase and sale transaction is subject to a number of conditions and contingencies, including the issuance of certain federal rules pertaining to conservation bonds and related tax refunds that are acceptable to the purchasers. For a complete description of the terms and conditions of the transaction, please refer to the Agreement, which is incorporated herein by reference and filed with this Current Report on Form 8-K as Exhibit 2.1.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this document:

Exhibit No.

2.1	Real Estate Purchase and Sale Agreement dated as of June 30, 2008, by and among Plum Creek Timberlands, L.P., a Delaware limited partnership and Plum Creek Land Company, a Delaware corporation, as Sellers, and The Nature Conservancy, a non-profit corporation of the District of Columbia, and The Trust for Public Land, a California nonprofit public benefit corporation, as Purchasers.

99.1	Joint Press Release of Plum Creek Timber Company, Inc., The Nature Conservancy and The Trust for Public Land issued June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: June 30, 2008

Exhibit Index

Exhibit No.

2.1	Real Estate Purchase and Sale Agreement dated as of June 30, 2008, by and among Plum Creek Timberlands, L.P., a Delaware limited partnership and Plum Creek Land Company, a Delaware corporation, as Sellers, and The Nature Conservancy, a non-profit corporation of the District of Columbia, and The Trust for Public Land, a California nonprofit public benefit corporation, as Purchasers.

99.1	Joint Press Release of Plum Creek Timber Company, Inc., The Nature Conservancy and The Trust for Public Land issued June 30, 2008.